Exhibit 21
BOK FINANCIAL CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Banking Subsidiaries
BOKF, National Association (1)
CoBiz Bank (7)

Other subsidiaries of BOK Financial Corporation
BOK Capital Service Corporation
BOKC Real Estate Corporation (6)
BOKF Capital Corporation
BOKF-CC (Collision Works), LLC
BOKF-CC (FSE), LLC
BOKF-CC (Heartland), LLC
BOKF-CC (O2 Concepts), LLC
BOKF-CC (QRC), LLC
BOKF-CC (Switchgrass), LLC
BOKF Energy Fund Investment I, LLC
BOKF Equity, LLC
BOKF Private Equity Limited Partnership
BOKF Private Equity Limited Partnership II
BOK Financial Securities, Inc.
Cavanal Hill Distributors, Inc.
CoBiz IM, Inc. (7)
CoBiz Insurance, Inc. (7)
CoBiz Risk Management, Inc. (8)
CoBiz Wealth, LLC (7)
HFP II, LLC
The Milestone Group, Inc. (5)
RMA Holdings, Inc. (7)
Switchgrass I, LLC

Switchgrass II, LLC
Switchgrass III, LLC
Switchgrass IV, LLC
Switchgrass V, LLC
Switchgrass VI, LLC
Switchgrass Holdings, LLC
Switchgrass Management, LLC
Switchgrass Properties, LLC

Subsidiaries of BOKF, National Association (1)
Affiliated BancServices, Inc.
Affiliated Financial Holding Co.
Affiliated Financial Insurance Agency, Inc.
BancOklahoma Agri-Service Corporation
BOK Delaware, Inc. (3)
BOK Financial Asset Management, Inc. (2)
BOK Financial Equipment Finance, Inc.
BOK Funding Trust (3)
BOKFCDF Fund I, LLC
BOKF Community Development Fund, LLC
BOKF Community Development Fund II
BOKF Community Development Corporation
BOKF Petro Holding, LLC

BOKF Special Assets I, LLC
BOSC Agency, Inc. (Oklahoma)
BOSC Agency, Inc. (New Mexico) (4)
BOSC Agency, Inc. (Texas) (2)
Calicotte Ranch HOA, LLC
Cavanal Hill Investment Management, Inc.
Cottonwood Valley Ventures, Inc.

CVV Management, Inc.
CVV Partnership, an Oklahoma General Partnership

Oklahoma New Markets Fund I, LLC
Ottawa Land Partners, LLC (6)

Subsidiaries of CoBiz Bank (7)
AWREI, Inc.
CoBiz Public Finance Inc.
Western Real Estate Investors, Inc.

All Subsidiaries listed above were incorporated in Oklahoma, except as noted.

(1)	Chartered by the United States Government

(2)	Incorporated in Texas

(3)	Incorporated in Delaware

(4)	Incorporated in New Mexico

(5)	Incorporated in Colorado

(6)	Incorporated in Kansas

(7)	Incorporated in Colorado

(8)	Incorporated in Nevada